Exhibit 99.1

For immediate release	For more information: Scott Dueser, Chairman, President and CEO 325.627.7155

FIRST FINANCIAL BANKSHARES NAMES ROEWE

EXECUTIVE VICE PRESIDENT AND CHIEF RISK OFFICER

ABILENE, Texas, May 4, 2015 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today announced that its Board of Directors has elected Randy Roewe to the position of Executive Vice President and Chief Risk Officer.

“We are excited to welcome Randy to the Company’s executive management team and to Abilene,” said F. Scott Dueser, Chairman, President and CEO. “Randy brings a tremendous amount of expertise and experience gained from his 24-year career as a National Bank Examiner. In the current regulatory environment surrounding our industry, Randy’s expertise in the areas of risk management, technology, compliance, corporate governance and banking laws and regulations will be an enormous asset to our company.”

Roewe began his career in 1990 at First National Bank, Haskell, Texas. He graduated from Texas Tech University with a Bachelor of Business Administration. Roewe joined the Office of the Comptroller of the Currency (OCC) in 1991 where he remained until he accepted this position at First Financial Bankshares. As a National Bank Examiner and Examiner-in-Charge, Randy has overseen numerous bank examinations at institutions varying in size from small community banks to a $70 billion institution. In 2010, Roewe was awarded the Bank Supervision Award, which recognized him as the examiner who made the most significant contribution to the supervision of banks. He holds several professional certifications, including, Certified Information Systems Auditor (CISA), Certified Information Systems Security Professional (CISSPP) and Certified Ethical Hacker (CEH).

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 12 banking regions with 62 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.